EXHIBIT 23.2


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                            Ronald R. Chadwick, P.C.
                           Certified Public Accountant
                        2851 South Parker Road, Suite 720
                             Aurora, Colorado 80014
                               Phone (303)306-1967
                                Fax (303)306-1944



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     I consent to the use in the Registration Statement of RD&G Holdings Corporation on Form S-1 of my Report of Independent Registered Public Accounting Firm, dated June 20, 2013 on the balance sheets of RD&G Holdings Corporation as at December 31, 2011 and 2012, and the related statements of operations, stockholders' equity, and cash flows for the years then ended.

     In addition, I consent to the reference to me under the heading "Experts" in the Registration Statement.


                                                RONALD R. CHADWICK, P.C.
Aurora, Colorado
July 9, 2013                                    /s/ Ronald R. Chadwick, P.C.
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